Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Tom De Weerdt Executive Vice President & CFO Surgical Care Affiliates (847) 267-3502 tom.deweerdt@scasurgery.com	Leslie Wachsman Vice President, Finance Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES THIRD QUARTER 2015 RESULTS

Revenues Increase 19% over Prior Year Period

Same Site Systemwide Net Patient Revenues Increase 8.5% over Prior Year Period

Company Raises Full Year Adjusted EBITDA-NCI Growth Guidance Range to 9% to 12%

DEERFIELD, IL – November 4, 2015 – Surgical Care Affiliates, Inc. (NASDAQ: SCAI) (“SCA” or the “Company”), a leading provider of surgical services, today announced results for the third quarter and nine months ended September 30, 2015.

For the three months ended September 30, 2015, SCA delivered net operating revenue of $257.8 million, which represents growth of 19.2% over the prior year third quarter.  For the third quarter of 2015, operating income grew 22.0% to $58.7 million, adjusted EBITDA less NCI grew 11.0% to $42.2 million, and net income attributable to SCA was $118.6 million. Excluding the one-time recognition of a non-cash valuation allowance release which totaled $106.1 million, net income attributable to SCA was $12.5 million.  Same site net patient revenue grew 8.5% for the three months ended September 30, 2015, compared to the prior year third quarter.

Given the strong financial performance in the first nine months of 2015, the Company is more confident in the full year outlook and, as a result, is raising its 2015 adjusted EBITDA less NCI growth forecast from a range of 8% to 11% to a new range of 9% to 12%.

“We are pleased with our clinical, strategic, and financial performance.  Patient care is our first priority, and our teammates and physician partners continue to achieve strong clinical quality and patient satisfaction results,” said Andrew Hayek, Chairman and Chief Executive Officer. “From a strategic standpoint, SCA continues to partner with health plans, medical groups and health systems, and our development pipeline remains strong.  From a financial standpoint, we are on track to achieve a seventh consecutive year of approximately ten percent growth in adjusted EBITDA less NCI, and have raised our 2015 guidance range, based on our results in the first nine months of the year and outlook for the remainder of the year. We are grateful to our physicians and teammates across the country who deliver outstanding patient care every day and drive our success.”

Strategic Transactions and Facility Count Update

During the third quarter of 2015, the Company acquired three new facilities, two of which were nonconsolidated and one of which was consolidated.  Since the end of the third quarter, the Company has added five more facilities, four of which were consolidated and one managed only facility. Additionally, as part of the Company’s ongoing effort to optimize its portfolio, the Company closed or sold two non-strategic facilities during the third quarter of 2015. The Company’s total facility count as of November 4, 2015 was 199. Since the beginning of the year, the Company has acquired nineteen new facilities.

SCA continues to partner with health plans, medical groups, and health systems.  These strategic partnerships allow the Company to drive both organic and inorganic growth in a variety of markets.  SCA’s recent acquisition of Arise Healthcare in Austin, Texas, which was announced on our website last week, is an example of one of these strategic partnerships. Through this transaction we aligned more than one hundred high-quality physicians with leading health plans and a large independent medical group in the Austin market, which positions the four surgical facilities we acquired for long-term organic growth.

The Company also invested in its seventh facility with MemorialCare Health system, the leading health system in Orange County, California earlier this year. MemorialCare is a nonprofit integrated delivery system that includes six hospitals, two medical groups, and a health plan. MemorialCare also operates a fifty thousand member Accountable Care Organization, which is leading the transition to value-based care. “We are pleased with the progress of our strategic partnership with MemorialCare, which expands our network and provides patients access to high-quality, lower-cost surgical care” said Andrew Hayek, Chairman and Chief Executive Officer.

The Company’s number of facilities in partnership with health systems as of November 4, 2015 was 109, up from 98 as of December 31, 2014.

Third Quarter 2015 Results

Total net operating revenues, which exclude revenues from facilities in which SCA owns a non-controlling interest, increased 19.2% in the third quarter of 2015 to $257.8 million from $216.2 million in the prior year period. This increase was driven by revenues earned from acquisitions, higher acuity case mix and increased volumes.

Systemwide net operating revenues, which include revenues from all facilities in which SCA has an ownership interest and management fee revenues from managed-only facilities, increased 18.2% in the third quarter of 2015 as compared to the prior year period. On a same site basis, systemwide net patient revenue for the third quarter of 2015 increased 8.5%, and systemwide case volume increased 5.0% compared to the prior year period.

Net income attributable to SCA, which includes certain non-cash and non-recurring expenses, was $118.6 million for the third quarter of 2015, compared to a net income attributable to SCA of $7.8 million for the third quarter of 2014. Impacting the third quarter of 2015 was a one-time benefit of approximately $106.1 million from the release of a tax valuation allowance. Based on the Company’s recent results and projected future profits, the Company now believes that it will be able to fully utilize the majority of the NOL’s in future periods. Therefore, during the third quarter, the Company released the majority of its valuation allowance, resulting in a one-time, non-cash income tax benefit.

Adjusted net income, which adjusts for items that are non-cash or non-recurring in nature, was $18.8 million for the third quarter of 2015, as compared to $18.9 million for the same period of the prior year. The decline of 0.5% was due to increased interest expense related to the Company’s March 2015 debt refinancing.

Diluted net income per share for the third quarter was $2.90 compared to $0.20 in the same quarter of the prior year. Adjusted diluted net income per share, which adjusts for items that are non-cash or non-recurring in nature, was $0.46 for the third quarter of 2015, as compared to $0.47 for the same period of the prior year.

Adjusted EBITDA less NCI, which adds back certain non-recurring expenses, increased 11% for the third quarter of 2015 to $42.2 million from $38.0 million in the same period of the prior year.

SCA’s operating cash flow was $77.4 million for the third quarter, up $7.9 million from the third quarter of 2014.    Adjusted operating cash flow less distributions to non-controlling interests was $38.9 million for the third quarter, up $1.7 million from the third quarter of 2014, due to improved cash flows from operating activities, including favorable changes in working capital, partially offset by an increase in distributions to non-controlling interests.

Full Year 2015 Guidance

Given the strong financial performance in the first nine months of 2015, the Company is more confident in the full year outlook and, as a result, is raising its full year 2015 adjusted EBITDA less NCI growth forecast from a range of 8% to 11% to a new range of 9% to 12%.

Conference Call Information

SCA will hold a webcast conference call to discuss this release today at 9:00 a.m. ET. The live webcast of the conference call will be available by accessing http://investor.scasurgery.com.  Following the call, an archived replay of the webcast will be available on the Company’s website for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: our dependence on payments from third-party payers, including governmental healthcare programs, commercial payers and workers’ compensation programs; our inability or the inability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with non-governmental third-party payers on favorable terms; significant changes in our payer mix or case mix resulting from fluctuations in the types of cases performed at our facilities; the fact that the Medicare and Medicaid programs provide a significant portion of our revenues and are each particularly susceptible to legislative and regulatory change; the implementation by states of reduced fee schedules and reimbursement rates for workers’ compensation programs; our inability to maintain good relationships with our current health system partners or our inability to enter into relationships with new health system partners; material changes in Internal Revenue Service revenue rulings, case law or the interpretation of such rulings; our dependence on physician utilization of our facilities, which could decrease if we fail to maintain good relationships with these physicians; the potential reduction in the number of surgical procedures because of physician treatment methodologies and governmental or commercial health insurance controls; our inability to attract new physician investors and to acquire and develop additional surgical facilities on favorable terms; shortages of, or quality control issues with, surgery-related products, equipment and medical supplies that could result in a disruption of our operations; the competition for staffing, shortages of qualified personnel or other factors that drive up labor costs; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payer contracts; the fact that we are subject to significant malpractice and related legal claims, and we could be required to pay significant damages in connection with those claims; the adverse effect of current and future economic conditions on volume and case mix; the regulatory, economic and other conditions in certain states in which many of our facilities are concentrated; the fact that we have a history of net losses and may not achieve profitability in the future; the fact that we may have a special legal responsibility to the holders of ownership interests in the entities through which we own our facilities, which may conflict with, and prevent us from acting solely in, our own best interest; the difficulty in operating and integrating newly acquired or developed facilities; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the loss of the service of our senior management; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; significant loans that we have made to the partnerships and limited liability companies that own and operate certain of our facilities; our liability for certain debt and other obligations of the partnerships and limited liability companies that own and operate certain of our facilities; recognition of impairment on our long-lived assets or equity method investments; our inability to manage and secure our information systems effectively, which could disrupt our operations; our inability to fully realize the value of our net operating loss carry-forwards; adverse impact of weather and other factors beyond our control on our facilities; our inability to predict the impact on us of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, which represents a significant change to the healthcare industry; our failure to comply with numerous federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our obligations to purchase some or all of the ownership interests of our physician partners or renegotiate some of our partnership and operating agreements because of changes to laws or regulations governing physician ownership of our facilities; our failure to comply with a federal criminal law referred to as the Anti-Kickback Statute or the physician self-referral laws; restrictions by federal law on our ability to expand surgical capacity of our surgical hospitals; our being subject to federal and state audits and investigations, including actions for false and improper claims; our failure to comply with Medicare’s conditions for coverage and conditions of participation, which could result in loss of program payment or other government sanctions; ensuring our continued compliance with the Health Insurance Portability and Accountability Act of 1996 or HIPAA, which could require us to expend significant resources and capital; our failure to effectively and timely implement electronic health records systems and transition to the ICD-10 coding system; efforts to regulate the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities, which could prevent us from acquiring additional facilities, renovating our existing facilities or expanding the breadth of services we offer; our being subject to enforcement action from antitrust authorities; our being subject to constantly evolving healthcare laws and regulations; and the fact that our significant stockholder continues to have significant influence over us and key decisions about our business that could limit other stockholders’ ability to influence the outcome of matters submitted to stockholders for a vote.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, SCA has presented the following non-GAAP financial measures, which management uses to gauge operating performance: adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share), and adjusted operating cash flow less distributions to NCI. These non-GAAP financial measures exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures”.

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance that management finds useful in assessing the Company’s operating performance between periods and that we believe are useful for investors to analyze our operating performance on the same basis as used by our management. You should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share), and adjusted operating cash flow less distributions to NCI. Other companies in our industry may calculate adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share), and adjusted operating cash flow less distributions to NCI differently than we do, limiting their usefulness as comparative measures. Because of these limitations, none of adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share), or adjusted operating cash flow less distributions to NCI should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the Company’s GAAP financial statements and not to rely on any single financial measure to evaluate our business.

As of September 30, 2015, 70 of SCA’s 194 facilities were nonconsolidated. SCA accounts for these facilities using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For nonconsolidated affiliates, our consolidated statements of operations reflect our earnings from such facilities in two line items:

• Equity in net income of nonconsolidated affiliates, which represents SCA’s combined share of the net income of each equity method facility that is based on such equity method facility’s net income and the percentage of such equity method facility’s outstanding equity interests owned by us; and

• Management fee revenues, which represents the Company’s combined income from management fees that are earned from managing the day-to-day operations of the facilities that are not consolidated for financial reporting purposes.

As a result of this accounting treatment in SCA’s reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations.  These systemwide metrics include systemwide net operating revenues growth, same site systemwide net patient revenues growth, systemwide net patient revenues per case growth, same site systemwide net patient revenues per case growth and same site systemwide case volume (day adjusted). Systemwide metrics treat SCA’s nonconsolidated facilities as if they were consolidated.  The Company includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest). The Company does not include revenues from managed-only facilities in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth. While net patient revenues earned at the nonconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide growth metrics are important to understand the Company’s financial performance because the metrics are used to interpret the sources of our growth and provide a growth metric incorporating the net patient revenues earned by all affiliated facilities, regardless of the accounting treatment.  As SCA executes on its strategy of partnering with health systems, management expects the number of our facilities accounted for as equity method facilities will increase relative to the total number of affiliated facilities.

About Surgical Care Affiliates

An industry leader, SCA partners with physicians, health systems and health plans to develop and implement surgery strategies across the country. As of September 30, 2015, SCA operated 194 surgical facilities, 109 of which are in affiliation with health system partnerships – including ambulatory surgery centers and surgical hospitals – in partnership with approximately 2,600 physicians. SCA's clinical systems, service line growth strategies, benchmarking processes and efficiency programs create measurable advantage for surgical facilities – clinically, operationally and financially. For more information on SCA, visit www.scasurgery.com.

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data

(In millions, except per share data)

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2015	2014	2015	2014
Statement of Operations Data:
Net operating revenues:
Net patient revenues	$236.9	$197.8	$687.4	$563.9
Management fee revenues	15.8	14.9	44.3	43.3
Other revenues	5.1	3.6	13.8	10.4
Total net operating revenues	257.8	216.2	745.6	617.6
Equity in net income of nonconsolidated affiliates	12.3	7.4	36.0	21.0
Operating expenses:
Salaries and benefits	86.3	74.5	254.6	216.4
Supplies	54.6	44.2	155.9	128.8
Other operating expenses	40.5	32.2	115.3	91.6
Depreciation and amortization	16.6	13.5	47.7	37.9
Occupancy costs	9.1	7.5	26.5	21.7
Provision for doubtful accounts	4.3	3.5	12.9	9.8
Impairment of intangible and long-lived assets	—	0.1	—	0.6
Loss (gain) on disposal of assets	0.1	(0.1)	0.3	(0.1)
Total operating expenses	211.3	175.4	613.2	506.6
Operating income	58.7	48.2	168.4	132.0
Interest expense	10.8	8.1	30.4	24.5
HealthSouth option expense	—	—	11.7	—
Debt modification expense	—	—	5.0	—
Loss on extinguishment of debt	—	—	0.5	—
Interest income	(0.2)	(0.0)	(0.3)	(0.1)
Gain on sale of investments	(3.4)	(6.3)	(5.0)	(1.9)
Income from continuing operations before income tax expense	51.5	46.3	126.0	109.7
(Benefit) provision for income taxes	(104.6)	2.8	(96.5)	5.9
Income from continuing operations	156.1	43.5	222.5	103.8
Income (loss) from discontinued operations, net of income tax expense	1.0	(5.1)	(0.7)	(7.7)
Net income	157.1	38.5	221.9	96.1
Less: Net income attributable to noncontrolling interests	(38.4)	(30.6)	(107.8)	(82.0)
Net income attributable to Surgical Care Affiliates	$118.6	$7.8	$114.0	$14.1
Net income per diluted share attributable to SCA	$2.90	$0.20	$2.80	$0.35

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data, continued

(In millions, except number of shares in thousands and facility count)

	September 30,	December 31,
	2015	2014
Balance Sheet Data (at period end):
Cash and cash equivalents	$94.1	$8.7
Total current assets	285.8	237.5
Total assets	1,850.4	1,647.4

Current portion of long-term debt	27.5	24.7
Total current liabilities	236.8	249.4
Long-term debt, net of current portion	779.8	665.1
Total liabilities	1,074.8	1,065.0

Total Surgical Care Affiliates’ equity	378.9	243.3
Noncontrolling interests — non-redeemable	381.9	323.6
Total equity	760.8	567.0

Facilities (at period end):
Consolidated facilities	100	95
Equity method facilities	70	65
Managed-only facilities	24	26
Total facilities	194	186

Perioperative contracts	9	13

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2015	2014	2015	2014
Net income per share
Diluted net income per share attributable to SCA	$2.90	$0.20	$2.80	$0.35
Weighted average shares outstanding used to compute diluted net income per share	40,921	39,920	40,667	39,920

Cash flow data:
Net cash provided by (used in):
Operating activities	$77.4	$69.5	$194.1	$156.1
Investing activities	(22.7)	(72.8)	(99.4)	(122.5)
Capital expenditures	(11.2)	(7.2)	(30.2)	(25.4)
Investments in new businesses	(22.8)	(67.7)	(107.8)	(106.7)
Financing activities	(38.4)	(32.3)	(9.4)	(66.1)
Distributions to noncontrolling interests	(39.0)	(32.3)	(112.7)	(81.8)

Surgical Care Affiliates, Inc.

Supplemental Information

(Unaudited; in millions, except cases, growth rates and per share data)

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2015	2014	2015	2014
Consolidated and Equity Method Facility Data:
Net Operating Revenues:
Consolidated facilities	$257.8	$216.2	$745.6	$617.6
Equity method facilities	192.8	165.0	536.2	472.9

Net Patient Revenues:
Consolidated facilities	236.9	197.8	687.4	563.9
Equity method facilities	190.5	163.4	530.6	468.4

Case Volume:
Consolidated facilities	125,453	110,545	365,061	319,902
Equity method facilities	80,802	70,158	222,099	199,437
Systemwide case volume(1)	206,255	180,703	587,160	519,339

Number of work days in the period	64	64	191	191

Systemwide net operating revenues growth(2)	18.2%	10.5%	17.5%	10.0%
Systemwide net patient revenues per case growth(3)	3.7%	4.3%	4.4%	4.8%
Same site systemwide net patient revenues growth(3)(4)	8.5%	6.7%	8.0%	2.4%
Same site systemwide net patient revenues per case growth(3)(4)	3.4%	4.4%	4.5%	2.1%
Same site systemwide case volume growth (day adjusted)(1)(4)	5.0%	2.2%	3.3%	0.3%

Other Financial Data:
Adjusted EBITDA-NCI(5)(6)	$42.2	$38.0	$121.2	$108.7
Adjusted net income(5)	$18.8	$18.9	$53.9	$53.5
Diluted Adjusted net income per share(5)	$0.46	$0.47	$1.32	$1.34

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except per share count in thousands)

	THREE-MONTHS ENDED		NINE-MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2015	2014	2015	2014
Adjusted EBITDA-NCI:
Net income	$157.1	$38.5	$221.9	$96.1
(Minus):
Net income attributable to noncontrolling interests	(38.4)	(30.6)	(107.8)	(82.0)
Net income attributable to SCA	118.6	7.8	114.0	14.1
Plus (minus):
Interest expense, net	10.6	8.1	30.1	24.3
(Benefit) provision for income taxes	(104.6)	2.8	(96.5)	5.9
Depreciation and amortization	16.6	13.5	47.7	37.9
(Income) loss from discontinued operations, net	(1.0)	5.1	0.7	7.7
Equity method amortization expense (7)	0.2	5.8	0.6	17.4
Gain on sale of investments	(3.4)	(6.3)	(5.0)	(1.9)
HealthSouth option expense	—	—	11.7	—
Debt modification expense	—	—	5.0	—
Loss on extinguishment of debt	—	—	0.5	—
Asset impairments	2.2	0.1	4.9	0.4
Loss (gain) on disposal of assets	0.1	(0.1)	0.3	(0.1)
Stock compensation expense	2.3	1.1	6.0	2.7
Other	0.5	—	1.1	0.3
Adjusted EBITDA-NCI	$42.2	$38.0	$121.2	$108.7

Adjusted Net Income:
Net income (loss) attributable to SCA	$118.6	$7.8	$114.0	$14.1
Plus (minus)
(Benefit) provision for income taxes	(104.6)	2.8	(96.5)	5.9
HealthSouth option expense	—	—	11.7	—
Debt modification expense	—	—	5.0	—
Loss on extinguishment of debt	—	—	0.5	—
Asset impairments	2.2	0.1	4.9	0.4
Amortization expense	3.8	2.5	10.5	7.1
(Income) loss from discontinued operations, net	(1.0)	5.1	0.7	7.7
Gain on sale of investments	(3.4)	(6.3)	(5.0)	(1.9)
Loss (gain) on disposal of assets	0.1	(0.1)	0.3	(0.1)
Equity method amortization expense (7)	0.2	5.8	0.6	17.4
Stock compensation expense	2.3	1.1	6.0	2.7
Other	0.5	—	1.1	0.3
Adjusted Net Income	$18.8	$18.9	$53.9	$53.5

Weighted average shares outstanding used to compute diluted Adjusted net income per share	40,921	39,920	40,667	39,920

Adjusted Operating cash flow less distributions to NCI:
Net cash provided by operating activities	$77.4	$69.5	$194.1	$156.1
Plus
Debt modification costs	—	—	5.6	—
Secondary offering costs	0.5	—	1.1	0.3
Adjusted Operating cash flow	77.9	69.5	200.8	156.4
Distributions to noncontrolling interests of consolidated affiliates	(39.0)	(32.3)	(112.7)	(81.8)
Adjusted Operating cash flow less distributions to NCI	$38.9	$37.2	$88.1	$74.7

Note: Totals above may not sum due to rounding.

(1)	The number of cases performed at SCA’s consolidated and equity method facilities (does not include managed-only facilities) is a key metric utilized to regularly evaluate performance.
(2)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA includes management fee revenue from managed-only facilities in systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest).

(3)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA does not include facilities in which no ownership interest is held and provides only management services in systemwide net patient revenues per case growth, same site systemwide net patient revenues growth or same site systemwide net patient revenues per case growth.

(4)	Same site refers to facilities that were operational in both the current and prior period, as applicable.
(5)

Represents adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) as computed and used by management. Adjusted EBITDA-NCI means net income before (benefit) provision for income taxes, net interest expense, depreciation and amortization, net income (loss) from discontinued operations, equity method amortization expense, gain (loss) on sale of investments, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, gain (loss) on disposal of assets and stock compensation expense, less net income attributable to noncontrolling interests. Adjusted net income means net income (loss) attributable to SCA before (benefit) provision for income taxes, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, amortization expense, net income (loss) from discontinued operations, gain (loss) on sale of investments, gain (loss) on disposal of assets, equity method amortization expense and stock compensation expense. We present adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) because management believes they are useful for investors to analyze SCA’s operating performance on the same basis as that used by management. Management believes adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business. Management believes adjusted net income (including diluted adjusted net income per share) can be useful to facilitate comparisons of SCA’s operating performance between periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) are each considered a “non-GAAP financial measure” under SEC rules and should not be considered a substitute for net income (loss) or net operating income (or net income (loss) per share) as determined in accordance with GAAP. In addition, adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) have limitations as analytical tools, including the following:

•

Adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) do not reflect our historical capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	Adjusted EBITDA-NCI does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments under the Company’s credit agreement;
•	Adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) do not reflect our historical impairments recognized;
•	Adjusted EBITDA-NCI and adjusted net income (including diluted adjusted net income per share) do not reflect SCA’s historical amortization expenses; and
•	Adjusted EBITDA-NCI does not reflect income tax expense or the cash requirements to pay taxes.

In addition, you should be aware that there is no certainty that SCA will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA-NCI or adjusted net income (including diluted adjusted net income per share). Other companies in SCA’s industry may calculate adjusted EBITDA-NCI or adjusted net income (including diluted adjusted net income per share) differently than SCA does, limiting their usefulness as comparative measures.

Because of these limitations, neither adjusted EBITDA-NCI nor adjusted net income (including diluted adjusted net income per share) should be considered the primary measure of the operating performance of SCA’s business. The Company strongly encourages you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

(6)	Adjusted EBITDA-NCI for the third quarter of 2015 was $42,227 compared to $38,031 in the third quarter of 2014, for a 11.0% increase period over period.
(7)

For the three-months ended September 30, 2015 and September 30, 2014, we recorded $0.2 million and $5.8 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. These expenses are included in Equity in net income of nonconsolidated affiliates in our consolidated financial statements.